UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form 8-K
________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 7, 2019 (March 4, 2019)
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Pluralsight, Inc.
(Exact name of registrant as specified in its charter)
________________

Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
182 North Union Avenue
Farmington, Utah 84025
(Address of principal executive offices, including zip code)
(801) 784-9007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last reports)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.
Purchase Agreement
On March 6, 2019, Pluralsight, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Pluralsight Holdings, LLC, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), to issue and sell $550 million aggregate principal amount of 0.375% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $83.5 million aggregate principal amount of Notes on the same terms and conditions.
The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Capped Call Transactions
In connection with the offering of the Notes, on March 6, 2019, the Company entered into privately negotiated capped call transactions with Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, London Branch, Barclays Bank PLC, Bank of America, N.A. and Citibank, N.A. (the “Capped Calls”). The Capped Calls each have an initial strike price of $38.7562 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Calls have initial cap prices of $58.5000 per share. The Capped Calls cover, subject to anti-dilution adjustments, approximately 14.2 million shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The Capped Calls are expected to offset the potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Notes, as the case may be, in the event the market price per share of Common Stock is greater than the strike price of the Capped Call, with such offset subject to a cap. If, however, the market price per share of the Common Stock exceeds the cap price of the Capped Calls, there would be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that the then-market price per share of the Common Stock exceeds the cap price. The Company expects to use approximately $60.3 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The Capped Calls expire in March 2024.
The description of the Capped Calls contained herein is qualified in its entirety by reference to the Form of Capped Call Confirmation attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02   Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01   Other Events.
Launch Press Release
On March 4, 2019, the Company issued a press release announcing its intention to offer $450 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pricing Press Release
On March 6, 2019, the Company issued a press release announcing the pricing of its offering of $550 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Purchase Agreement, dated March 6, 2019, by and among Pluralsight, Inc., Pluralsight Holdings, LLC, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as representatives of the several parties named in Schedule I thereto.

10.2	Form of Capped Call Confirmation.

99.1	Press Release, dated March 4, 2019.

99.2	Press Release, dated March 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURALSIGHT, INC.

Date: March 7, 2019	By:	/s/ James Budge
James Budge Chief Financial Officer